As filed with the Securities and Exchange Commission, via EDGAR, on October 31, 2000

                                                      Registration No. 333-04467

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ADVANTA CORP.

             (Exact name of Registrant as specified in its charter)

          Delaware                                       23-1462070
(State or other jurisdiction                (I.R.S. Employer Identification No.)
   of incorporation or
      organization)

             Welsh & McKean Roads, Spring House, Pennsylvania          19477

               (Address of principal executive offices)              (Zip Code)

                ADVANTA CORP. 2000 OMNIBUS STOCK INCENTIVE PLAN*

                            (Full title of the plan)

                            Elizabeth H. Mai, Esquire
              Senior Vice President, Secretary and General Counsel
                                  Advanta Corp.
              Welsh & McKean Roads Spring House, Pennsylvania 19477

                     (Name and address of agent for service)

                                 (215) 444-5920

          (Telephone number, including area code, of agent for service)


--------

*Effective April 5, 2000 the Registrant adopted the Advanta Corp. 2000 Omnibus Stock Incentive Plan which Plan functions as an amendment of all other stock option and awards plans of the Registrant, including the Advanta Management Incentive Plan With Stock Election III.

                                     PART I

                  A Prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants in the Advanta Corp. 2000 Omnibus Stock Incentive Plan as specified by Rule 428(b)(1)(i) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.


                  The following documents filed by Advanta Corp. (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

                  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

                  2. The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000 and June 30, 2000.

                  3. The Registrant's Current Reports on Form 8-K, filed with the Commission on January 25, 2000, April 6, 2000, April 25, 2000, May 17, 2000, June 5, 2000, June 21, 2000, July 25, 2000, July 31, 2000, August 2, 2000,
October 10, 2000 and October 24, 2000 and the Registrant's Current Report on Form 8-K/A, filed with the Commission on October 11, 2000.

                  4. The description of the Company's Class B Common Stock contained in the Registration Statement on Form 8-A dated April 22, 1992 filed by the Company to register such securities under Section 12 of the Exchange Act (File No. 0-14120), including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of any such document.

                  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law provides, inter alia, that under specified circumstances a corporation shall have the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, attorneys' fees, judgments, fines and settlements. The By-Laws of the Company provide that the Company shall indemnify any director, officer, employee or agent of the Company to the fullest extent now or hereafter permitted by law in connection with any such action, suit or proceeding. The By-Laws further provide that the Board of Directors of the Company may, by resolution, indemnify any person other than a director, officer, employee or agent of the Company for liabilities incurred in connection with services rendered for or at the request of the Company or its subsidiaries. In addition, consistent with Section 102 of the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation limits the personal liability of the Company's directors to the Company or its stockholders for monetary damages for certain breaches of fiduciary duty. The Company maintains director and officer liability insurance which would provide coverage against certain securities law liabilities.

                  Section 3(c) of the Plan provides that service on a committee or committees of directors to operate and administer the Plan with respect to all or a designated portion of the participants (the "Committee") shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further act on the member's part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by Company's Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the issuance of any grant of an option, award or stock appreciation right thereunder in which the member may be involved by reason of the member being or having been a member of the Committee, whether or not the member continues to be such member of the Committee at the time of the action, suit or proceeding.

                  The Company carries a liability insurance policy for its officers and directors.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following Exhibits are filed as part of this Registration
Statement:

                  Exhibit No.

                  4(a) Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475), filed June 10, 1994) , as amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated August 15, 1995), as further amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated March 17, 1997).

                  4(b) By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 17, 1997).

                  4(c) Rights Agreement, dated as of March 14, 1997, by and between the Registrant and the ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), which includes as Exhibit B thereto the Form of Rights Certificate (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated March 17,
                           1997).

                  4(d) Amendment No. 1, dated as of June 4, 1998, to the Rights Agreement (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A dated June 11, 1998).

                  4(e) Amendment No. 2, dated as of September 10, 1998, to the Rights Agreement (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A dated September 23, 1998).

                  4(f) Advanta Corp. 2000 Omnibus Stock Incentive Plan. Incorporated by reference to Exhibit 4(f) to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (File No. 333-04469).

                  23 Consent of Arthur Andersen, LLP, independent accountants.*

Item 9.           Undertakings.


(a)               The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)   To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

                                    (ii)  To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Lower Gwynedd Township, Montgomery County, Commonwealth of Pennsylvania, on this 31st day of October, 2000.

                                  Advanta Corp.


                                  By:  /s/ William A. Rosoff
                                      -----------------------------------------
                                      William A. Rosoff, President and
                                      Vice Chairman of the Board


                  Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the date indicated.

Signature                                                               Date
---------                                                               ----
                     *                                                October 31, 2000
---------------------------------------
Dennis Alter
Chairman and Director

 /s/ William A. Rosoff                                                October 31, 2000
---------------------------------------
William A. Rosoff
President and
Vice Chairman of the Board


 /s/ Philip M. Browne                                                 October 31, 2000
---------------------------------------
Philip M. Browne
Senior Vice President and
Chief Financial Officer

Signature                                                               Date
---------                                                               ----
 /s/ James L. Shreero                                                 October 31, 2000
---------------------------------------
James L. Shreero
Vice President and Chief
Accounting Officer


                   *                                                     October 31, 2000
---------------------------------------
Arthur P. Bellis
Director


                   *                                                     October 31, 2000
---------------------------------------
Max Botel
Director


                   *                                                     October 31, 2000
---------------------------------------
William C. Dunkelberg
Director

                   *                                                     October 31, 2000
---------------------------------------
Dana Becker Dunn
Director

                   *                                                     October 31, 2000
---------------------------------------
Robert C. Hall
Director

                   *                                                     October 31, 2000
---------------------------------------
James E. Ksansnak
Director

Signature                                                               Date
---------                                                               ----

---------------------------------------
Ronald Lubner
Director


---------------------------------------
Olaf Olafsson
Director


---------------------------------------
 Michael Stolper
 Director


*By:   /s/William A. Rosoff
     ----------------------------------
       William A. Rosoff
        Attorney-in-Fact
        Pursuant to powers of
        attorney previously filed as
        part of this Registration
        Statement

                                  ADVANTA CORP.

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                       REGISTRATION STATEMENT ON FORM S-8


                                  EXHIBIT INDEX


EXHIBIT NO.           DOCUMENT
-----------           --------
4(a)                  Restated Certificate of Incorporation of the Registrant
                      (incorporated by reference to Exhibit 4.1 to Pre-Effective
                      Amendment No. 1 to the Registrant's Registration Statement
                      on Form S-3 (File No. 33-53475), filed June 10, 1994) , as amended by the Certificate of Designations, Preferences,
                      Rights and Limitations of the Registrant's 6 3/4%
                      Convertible Class B Preferred Stock, Series 1995 (Stock
                      Appreciation Income Linked Securities (SAILS))
                      (incorporated by reference to Exhibit 4.3 to the
                      Registrant's Current Report on Form 8-K dated August 15,
                      1995), as further amended by the Certificate of
                      Designations, Preferences, Rights and Limitations of the
                      Registrant's Series A Junior Participating Preferred Stock
                      (incorporated by reference to Exhibit 1 to the
                      Registrant's Registration Statement on Form 8-A, dated
                      March 17, 1997).

4(b) By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Current
                      Report on Form 8-K dated March 17, 1997).

4(c) Rights Agreement, dated as of March 14, 1997, by and between the Registrant and the ChaseMellon Shareholder
                      Services, L.L.C., as Rights Agent (the "Rights
                      Agreement"), which includes as Exhibit B thereto the Form of Rights Certificate (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on
                      Form 8-A dated March 17, 1997).

4(d)                  Amendment No. 1, dated as of June 4, 1998, to the Rights
                      Agreement incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A dated
                      June 11, 1998.

4(e)                  Amendment No. 2, dated as of September 10, 1998, to the
                      Rights Agreement (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A dated September 23, 1998).

4(f)                  Advanta Corp. 2000 Omnibus Stock Incentive Plan.
                      Incorporated by reference to Exhibit 4(f) to Post-Effective Amendment No. 1 to the Registrant's
                      Registration Statement on Form S-8 (File No. 333-04469).

23                    Consent of Arthur Andersen, LLP, independent accountants.*


-----------------------------

*Filed herewith.